Exhibit 8

LIST OF SUBSIDIARIES

Below is a list of our subsidiaries and their jurisdiction of incorporation as of March 18, 2015.

Subsidiaries	Country of Incorporation
Consortium Algerien de Telecommunications S.P.A.	Algeria
Database Management Services Algeria EURL	Algeria
Omnium Telecom Algérie (OTA) SPA	Algeria
Optimum Telecom Algerie Spa	Algeria
Orascom Telecom Service Algérie (OTSA) EURL	Algeria
Ring Algeria LLC	Algeria
Ring Maintenance - CARING LLC	Algeria
Armencell Close Joint Stock Company	Armenia
Armenia Telephone Company	Armenia
Close Joint Stock Company Armenian Finance Insurance	Armenia
Close Joint Stock Company Infocom-Erevan	Armenia
Open Joint Stock Company Armeneconombank	Armenia
Banglalink Digital Communications Ltd	Bangladesh
Ring Distribution (Private) Limited (Ring Bangladesh)	Bangladesh
Foreign LLC Beleuroset	Belarus
Foreign LLC Proservis Bel	Belarus
VC Esop N.V.	Belgium
AnTel Rascom Limited	British Virgin Islands
Cinnamon Shore Ltd.	British Virgin Islands
Freevale Enterprises Inc.	British Virgin Islands
Golden Telecom Limited	British Virgin Islands
GTH Cambodia Ltd.	British Virgin Islands
Investico Alliance Ltd.	British Virgin Islands
Watertrail Industries Limited	British Virgin Islands
GTH Global Telecom Finance (B.C.) Limited	Canada
Aldemon Technologies Limited	Cyprus
Ararima Enterprises Limited	Cyprus
Bardym Enterprises Limited	Cyprus
Clafdor Investments Limited	Cyprus
Comnidor Holdings Limited	Cyprus
Euroset Cyprus Limited	Cyprus
Limnotex Developments Limited	Cyprus
Menacrest Limited	Cyprus
Nouse Limited	Cyprus
VimpelCom Cyprus Finance Limited	Cyprus
VimpelCom Cyprus Holding Limited	Cyprus
Advanced Electronic Industries	Egypt
Cortex for Services & Consultations S.A.E.	Egypt
Egyptian Company for Marketing and Telecommunication and Service Connect	Egypt
Multimedia Mega Stores Company for Computers and Communication Devices (S.A.E. under liquidation)	Egypt
Orascom Holding Handset Investment Company	Egypt
Orascom Telecom Services L.L.C.	Egypt
Ring Distribution Company (S.A.E. under liquidation)	Egypt
Ring for Trade, Distribution and Commercial Agencies and Maintenance (Caring) (S.A.E. under liquidation)	Egypt

Subsidiaries	Country of Incorporation
Global Telecom Holding S.A.E	Egypt and registered in the Netherlands
Mobitel Limited Liability Company	Georgia
CONSEL-Consorzio ELIS a.r.l.	Italy
DONO Per S.C.a.r.l.	Italy
Janna S.C.a.r.l. (Società Consortile a Responsabilità Limitata)	Italy
MIX S.r.l.	Italy
QXN Società Consortile per Azioni	Italy
Ring Distribution Italy S.a.r.l.	Italy
Wind Acquisition Holdings Finance S.p.A.	Italy
WIND Retail S.r.l.	Italy
Wind Telecom S.p.A.	Italy
WIND Telecomunicazioni S.p.A.	Italy
2Day Telecom Limited Liability Partnership	Kazakhstan
KaR-Tel Limited Liability Partnership	Kazakhstan
KAZEUROMOBILE Limited Liability Partnership	Kazakhstan
Teta Telecom Limited Liability Partnership	Kazakhstan
TNS-Plus Limited Liability Partnership	Kazakhstan
Sky Mobile Limited Liability Company	Kyrgyzstan
Terra Limited Liability Company	Kyrgyzstan
VimpelCom Lao Company Limited	Lao People’s Democratic Republic
B.V. VimpelCom Finance S.à r.l.	Luxembourg
Global Luxembourg Finance SCA	Luxembourg
Global Luxembourg S.à r.l.	Luxembourg
Global Telecom Acquisitions S.à r.l.	Luxembourg
Global Telecom Finance SCA	Luxembourg
Global Telecom One S.à.r.l	Luxembourg
Global Telecom Oscar SA	Luxembourg
Global Telecom S.à.r.l	Luxembourg
KLAROLUX INVESTMENTS S.à r.l.	Luxembourg
VimpelCom Luxembourg Holdings S.a r.l.	Luxembourg
WEATHER CAPITAL S.à r.l.	Luxembourg
Weather Capital Special Purpose 1 S.A.	Luxembourg
Wind Acquisition Finance II S.A.	Luxembourg
Wind Acquisition Finance S.A.	Luxembourg
Wind Acquisition Holdings Finance II S.A.	Luxembourg
Wind Acquisition Holdings Finance S.A.	Luxembourg
Wind Finance SL S.A.	Luxembourg
Database Management Services Limited	Malta
Financial Powers Plan Limited	Malta
International Wireless Communications Pakistan Limited	Malta
Iraq Holding Limited	Malta
Minimax Ventures Limited	Malta
Moga Holding Ltd	Malta
Oratel International Inc. Limited	Malta
Sawyer Limited	Malta
Telecom CS Limited	Malta
Telecom ESOP Ltd.	Malta
Telecom Eurasia Limited	Malta

Subsidiaries	Country of Incorporation
Telecom Holding Canada (Malta) Limited	Malta
Telecom Iraq Corp. Limited	Malta
Telecom Management Group Limited	Malta
Telecom Ventures Limited	Malta
Euroset Holding N.V.	Netherlands
Global Telecom Netherlands B.V.	Netherlands
GTH Canada B.V.	Netherlands
Silkway Holding B.V.	Netherlands
VimpelCom Amsterdam B.V.	Netherlands
VimpelCom Amsterdam Finance B.V.	Netherlands
VimpelCom Armenia Holding B.V.	Netherlands
VimpelCom B.V.	Netherlands
VimpelCom Georgia Holdings B.V.	Netherlands
VimpelCom Holding Laos B.V.	Netherlands
VimpelCom Holdings B.V.	Netherlands
VimpelCom International Services B.V.	Netherlands
Vimpelcom Micro Holdings B.V.	Netherlands
VimpelCom Telecom Holding B.V.	Netherlands
ZED+ B.V.	Netherlands
Business & Communication Systems (Pvt) Ltd	Pakistan
CaRing (Private) Limited (Ring Pakistan Service)	Pakistan
Linkdot Net Telecom Limited	Pakistan
LinkdotNet Pakistan (Private) Limited	Pakistan
Pakistan MNP Database (Guarantee) Ltd	Pakistan
Pakistan Mobile Communications Limited	Pakistan
Ring Distribution (Private) Limited (Ring Pakistan)	Pakistan
Waseela Microfinance Bank Limited	Pakistan
Closed Joint Stock Company National Service Company	Russian Federation
Euroset-Retail LLC	Russian Federation
Joint Stock Company SMARTS-Saratov	Russian Federation
Joint Stock Company SMARTS-Astrakhan	Russian Federation
JOINT VENTURE SAKHALIN TELECOM LIMITED	Russian Federation
Kubintersvyaz	Russian Federation
Kubtelecom LLC	Russian Federation
LLC Pro-Servis	Russian Federation
Non-governmental Organization Charitable Foundation Give Hope	Russian Federation
Public Joint Stock Company Vimpel-Communications	Russian Federation
RASCOM	Russian Federation
Sovintel Group	Russian Federation
VimpelCom Finance	Russian Federation
VimpelCom-Invest	Russian Federation
WestBalt Telecom	Russian Federation
Samara Telecom	Russian Federation
Irington Developments Limited	Seychelles
Wenthorp Industries Limited	Seychelles
Telecel International Ltd	Switzerland
Telecel International Services SA	Switzerland
VimpelCom (BVI) AG	Switzerland
VIP Kazakhstan Holding AG	Switzerland
VIP Kyrgyzstan Holding AG	Switzerland

Subsidiaries	Country of Incorporation
TACOM Limited Liability Company	Tajikistan
R & D S.à r.l.	Tunisia
Ring Distribution Retail SARL (Ring Retail)	Tunisia
Ring Distribution Tunisia	Tunisia
Ring Tunisia SARL (Ring Tunisia)	Tunisia
Invest-Holding Limited Liability Company	Ukraine
Kyivstar GSM Joint Stock Company Subsidiary “Staravto”	Ukraine
Limited Liability Company “Starmoney”	Ukraine
Private Joint Stock Company Kyivstar	Ukraine
International Telecommunications Consortium Limited	United Kingdom
Med Cable Limited	United Kingdom
VIP Digital Ltd.	United Kingdom
Golden Holdings, Inc.	United States
Golden TeLecom, Inc.	United States
SFMT-CIS, Inc.	United States
SFMT-Rusnet, Inc.	United States
Joint Venture Buzton Limited Liability Company	Uzbekistan
LLC Euroset	Uzbekistan
Unitel Limited Liability Company	Uzbekistan
Kiaran Investments (Private) Limited	Zimbabwe
Telecel Zimbabwe (Private) Limited	Zimbabwe
Yarlside Investments (Private) Limited	Zimbabwe

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